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Exhibit 23.1

        CONSENT OF REGISTERED INDEPENDENT DN CERTIFIED PUBLIC ACCOUNTANTS

TO:  Bentley Commerce Corp. (formerly Bentley Communications Corp.)

As independent certified public accountants, we hereby consent to the incorporation by reference in Bentley Commerce Corp.'s ( formerly Bentley Communications Corp.) Annual Report on Form 10-KSB, under the Securities Exchange Act of 1934 Bentley Communications Corp. for the years ended June 30, 2003 and 2002 of our report dated October 8, 2003 and contained in the Registration Statement No.333-111667 of Bentley Commerce Corp. Form S-8 under the Securities Act of 1933 insofar as such report relates to the financial statements of Bentley Commerce Corp. for the years ended June 30, 2003 and 2002.

                                    /s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                                        Russell Bedford Stefanou Mirchandani LLP
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McLean, Virginia
October 13, 2004